Exhibit 10.33

Execution Version

FIRST SUPPLEMENTAL INDENTURE

dated as of June 15, 2023

among

BCC MIDDLE MARKET CLO 2018-1, LLC
as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

to

the Indenture, dated as of September 28, 2018, between the Issuer and the Trustee

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 15, 2023, between BCC Middle Market CLO 2018-1, LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer) and Wells Fargo Bank, National Association, a national banking association with trust powers organized under the laws of the United States, as trustee (in such capacity, the “Trustee”), hereby amends the Indenture, dated as of September 28, 2018 (the “Indenture”), between the Issuer and the Trustee. Capitalized terms used in this Supplemental Indenture that are not otherwise defined herein have the meanings assigned thereto in the Indenture.

W I T N E S S E T H

WHEREAS, if at any time while any Notes are Outstanding, (i) a material disruption to Libor occurs, (ii) a change in the methodology of calculating the Libor occurs, (iii) Libor ceases to exist or be reported, or (iv) greater than 50% of the par amount of (A) quarterly pay floating rate Collateral Obligations or (B) floating rate notes issued in the preceding three months in new issue CLO transactions rely on reference rates other than Libor, the Portfolio Manager may select, with notice to the Trustee, the Calculation Agent and the Collateral Administrator, an Alternative Rate to replace Libor;

WHEREAS, the Portfolio Manager expects a material disruption to Libor or a change in the methodology of calculating Libor to occur on or after June 30, 2023 and the Portfolio Manager expects the Alternative Rate to be the sum of Term SOFR and the applicable spread adjustment commencing as of the Interest Determination Date relating to the Interest Accrual Period commencing in July 2023;

WHEREAS, the Alternative Reference Rates Committee has recognized Term SOFR as a replacement reference rate for Libor and has recommended that the spread adjustment for three-month Term SOFR is 0.26161%;

WHEREAS, pursuant to Section 8.1(xxxi) of the Indenture, without the consent of the Holders of any Notes or any Hedge Counterparty, the Issuer, when authorized by Resolutions, and with the prior written consent of the Portfolio Manager and the Retention Holder, at any time and from time to time subject to the requirements provided in Section 8.1 of the Indenture, may make any necessary or advisable changes to this Indenture in connection with the adoption of an Alternative Rate duly adopted in accordance with the definition of “LIBOR”;

WHEREAS, the Issuer has determined that the conditions set forth in Article VIII of the Indenture for entry into this Supplemental Indenture have been satisfied as of the date hereof;

WHEREAS, pursuant to Section 8.1 of the Indenture, the Trustee has delivered a copy of this Supplemental Indenture to the Portfolio Manager, the Collateral Administrator, each Hedge Counterparty, and the holders of the Notes and each Rating Agency not later than ten Business Days prior to the execution hereof; and

WHEREAS, the parties hereto intend for the amendments set forth herein to take effect on June 30, 2023 or on such earlier date that the Portfolio Manager notifies the Trustee (which may be via email) (the “Amendment Effective Date”);

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.
Amendments. The Indenture and the Exhibits thereto are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Indenture and the Exhibits thereto attached as Exhibit A hereto, effective as of the Amendment Effective Date. For the avoidance of doubt, the Floating Rate Notes will continue to accrue interest using LIBOR for the remainder of the Interest Accrual Period following the Amendment Effective Date.
SECTION 2.
Effect of Supplemental Indenture.
(a)
Upon execution of this Supplemental Indenture, the Indenture shall be, and be deemed to be, modified and amended, effective as of the Amendment Effective Date, in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Issuer shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture for any and all purposes. Except as modified and expressly amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.
(b)
Except as expressly modified herein, the Indenture shall continue in full force and effect in accordance with its terms. All references in the Indenture to the Indenture or to “this Indenture” shall apply mutatis mutandis to the Indenture as modified by this Supplemental Indenture. The Trustee shall be entitled to all rights, protections, immunities and indemnities set forth in the Indenture as fully as if set forth in this Supplemental Indenture.
SECTION 3.
Binding Effect.

The provisions of this Supplemental Indenture shall be binding upon and inure to the benefit of the Issuer, the Trustee, the Portfolio Manager, the Collateral Administrator, the Holders and each of their respective successors and assigns.

SECTION 4.
Acceptance by the Trustee.

The Trustee accepts the amendments to the Indenture as set forth in this Supplemental Indenture and agrees to perform the duties of the Trustee upon the terms and conditions set forth herein and in the Indenture, subject to its protections, immunities and indemnitees set forth therein and herein. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuer and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto.

SECTION 5.
Execution, Delivery and Validity.

The Issuer represents and warrants to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by the Issuer and constitutes its legal, valid and binding obligation, enforceable against the Issuer in accordance with its terms. If the Portfolio Manager provides written notice to the Trustee (which may be via email) that the Amendment Effective Date has occurred prior to June 30, 2023, the Trustee shall forward such notice to the Holders by posting it to its Website.

SECTION 6.
GOVERNING LAW.

THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.
Counterparts.

This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. This Supplemental Indenture (and each related document, modification and waiver in respect of this Supplemental Indenture) may be executed and delivered in counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee), each of which shall be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Supplemental Indenture by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 8.
Limited Recourse; Non-Petition.

Notwithstanding any other provision of this Supplemental Indenture, Sections 2.8(i) and 5.4(d) of the Indenture are incorporated herein by reference thereto, mutatis mutandis.

SECTION 9.
Direction.

By their signatures hereto, the Issuer hereby directs the Trustee to execute this Supplemental Indenture and acknowledge and agree that the Trustee shall be fully protected in relying upon the foregoing consent and direction and hereby release the Trustee and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction.

SECTION 10. Portfolio Manager Notice.

The Portfolio Manager, by its execution of this Supplemental Indenture, hereby notifies the Issuer, Collateral Administrator, the Calculation Agent, the Trustee and the Holders that expects a material disruption to Libor or a change in the methodology of calculating Libor to occur on June 30, 2023 (unless otherwise notified by the Portfolio Manager prior to such date) and that the Alternative Rate will be Term SOFR plus 0.26161%, and in doing so the Portfolio Manager hereby states that the notice required by the definition of “LIBOR” has been provided.

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

Executed by:

BCC MIDDLE MARKET CLO 2018-1, LLC, as Issuer
By:	Bain Capital Specialty Finance, Inc., its Portfolio Manager
By:	BCSF Advisors, LP., its Advisor
By:	/s/ Sally Fassler Dornaus
Name: Title:	Sally Fassler Dornaus Partner/CFO-Bain Capital Credit, LP

Wells Fargo Bank, National Association, as Trustee
By:	Computershare Trust Company, N.A., as its attorney-in-fact
By:	/s/ Thomas J Gateau
Name: Title:	Thomas J. Gateau Vice President

EXECUTION VERSION

CONFORMED THROUGH FIRST SUPPLEMENTAL INDENTURE

CONSENTED TO BY:

BAIN CAPITAL SPECIALTY FINANCE, INC., as Portfolio Manager
By: BCSF Advisors, LP., its Advisor
By: /s/ Sally Fassler Dornaus
Name: Sally Fassler Dornaus
Title: Partner/CFO-Bain Capital Credit, LP

EXECUTION VERSION

CONFORMED THROUGH FIRST SUPPLEMENTAL INDENTURE

CONSENTED TO BY:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Administrator and Calculation Agent
By: Computershare Trust Company, N.A., as its attorney-in-fact
By: /s/ Thomas J. Gateau
Name: Thomas J. Gateau
Title: Vice President

EXECUTION VERSION

CONFORMED THROUGH FIRST SUPPLEMENTAL INDENTURE

Exhibit A

[Attached]

EXECUTION VERSION

CONFORMED THROUGH FIRST SUPPLEMENTAL INDENTURE

BCC MIDDLE MARKET CLO 2018-1, LLC
Issuer

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION
Trustee

INDENTURE

Dated as of September 28, 2018

Notes

Class Designation	Class A-1A Notes	Class A-1B Notes	Class A-2 Notes	Class B Notes	Class C Notes
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Floating Rate	Secured Deferrable Floating Rate	Mezzanine Secured Deferrable Floating Rate

Initial Principal Amount /Face Amount (U.S.$)	U.S. $205,900,000	U.S. $45,000,000	U.S.$55,100,000	U.S.$29,300,000	U.S.$30,400,000
S&P Initial Rating	“AAA (sf)”	“AAA (sf)”	“AA (sf)”	“A (sf)”	“BBB- (sf)”
Fitch Initial Rating	“AAAsf”	“AAAsf”	N/A	N/A	N/A
Interest Rate*	~~LIBOR~~Reference Rate** + 1.55%	~~LIBOR~~Reference Rate** + ~~***~~1.80%	~~LIBOR~~Reference Rate** + 2.15%	~~LIBOR~~Reference Rate** + 3.00%	~~LIBOR~~Reference Rate** + 4.00%
Stated Maturity	Distribution Date in October 2030	Distribution Date in October 2030	Distribution Date in October 2030	Distribution Date in October 2030	Distribution Date in October 2030
Minimum Denominations**** (U.S.$) (Integral Multiples)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)
Ranking of the Notes:
Pari Passu Class(es)	A-1B	A-1A	None	None	None
Priority Class(es)	None	None	A-1A, A-1B	A-1A, A-1B, A-2	A-1A, A-1B, A-2, B
Junior Class(es)	A-2, B, C, Interests	A-2, B, C, Interests	B, C, Interests	C, Interests	Interests
Deferred Interest Notes	No	No	No	Yes	Yes
Re-Pricing Eligible Notes	No	No	No	Yes	Yes
Form	Book‑Entry (Physical for AIs)	Book‑Entry (Physical for AIs)	Book‑Entry (Physical for AIs)	Book‑Entry (Physical for AIs)	Book‑Entry (Physical for AIs)
Non-U.S. Holders Permitted	Yes	Yes	Yes	Yes	Yes

________

* The spread over ~~LIBOR~~the Reference Rate applicable to any Class of Re-Pricing Eligible Notes may be reduced in connection with a Re‑Pricing of such Class of Re-Pricing Eligible Notes, subject to the conditions set forth in Section 9.8.

** Reference Rate will be Term SOFR plus 0.26161%. Term SOFR is calculated as set forth in the definition thereof.

~~** LIBOR is calculated as set forth in Exhibit C hereto. LIBOR for the first Interest Accrual Period will be set on two different Notional Determination Dates and, therefore, two different rates may apply during that period.~~

~~*** The Class A-1B Notes shall accrue interest at an interest rate equal to (i) during the period from the Closing Date to but excluding the Distribution Date in October 2020, LIBOR + 1.50% and (ii) thereafter, LIBOR + 1.80%.~~

**** An exception to the minimum denominations may be granted by the Issuer in accordance with Article VIII hereof.

The Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof (the “Authorized Denominations”); provided that an exception to the minimum denominations may be granted by the Issuer solely to allow for compliance with applicable Risk Retention Regulations.

Section 2.4 Additional Notes. (a) At any time during the Reinvestment Period or, solely in the case of a Risk Retention Issuance, during and after the Reinvestment Period, subject to (x) the written approval of the Portfolio Manager, the Retention Holder and the Issuer and (y) solely in the case of an additional issuance of any Class A-1 Notes (other than any such additional issuance that is a Risk Retention Issuance or that is being made contemporaneously with a Refinancing or Partial Redemption by Refinancing of the Class A-1A Notes or the Class A-1B Notes, as applicable), a Majority of the Class A-1 Notes, the Issuer may, pursuant to a supplemental indenture in accordance with Section 8.1 hereof, issue and sell Additional Notes (including a Risk Retention Issuance) of (i) each Class and/or (ii) with notice to S&P, additional secured or unsecured notes of one or more new classes that are junior in right of payment to the Notes (such Additional Notes, “Junior Mezzanine Notes”) up to, in the case of an additional issuance of a Class of Notes (other than a Risk Retention Issuance), an aggregate maximum amount of Additional Notes equal to 100% of the original principal amount of each such Class of Notes; provided that (i) the Issuer shall comply with the requirements of Sections 2.6, 3.2, 7.9 and 8.1, (ii) solely with respect to an additional issuance of such Notes, the Issuer provides notice of such issuance to each

Rating Agency then rating a Class of Notes, (iii) solely with respect to an additional issuance of Notes (other than a Risk Retention Issuance), immediately after giving effect to such issuance and the application of the net proceeds thereof, each Overcollateralization Ratio Test is maintained or improved, (iv) the issuance of such Notes shall be proportional across all Classes of Notes that are rated by a Rating Agency (including additional Notes of any Class of Notes issued on the Closing Date); provided, that a larger proportion of Junior Mezzanine Notes may be issued, (v) the proceeds of any Additional Notes (net of fees and expenses incurred in connection with such issuance) shall be treated as Principal Proceeds, used to purchase additional Collateral Obligations or, solely with the proceeds of an issuance of additional Junior Mezzanine Notes, applied as otherwise permitted under this Indenture (including being designated as Interest Proceeds); provided that the Issuer has consented to treating as Principal Proceeds any proceeds of an additional issuance in excess of the Reinvestment Target Par Balance, (vi) for any issuance other than a Risk Retention Issuance, Tax Advice shall be delivered to the Trustee to the effect that (A) such additional issuance shall not result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code and (B) any additional Class A-1 Notes, Class A-2 Notes, Class B Notes or Class C Notes will be treated as debt for U.S. federal income tax purposes; provided, however, that the Tax Advice described in clause (vi)(B) will not be required with respect to any additional Notes that bear a different CUSIP number (or equivalent identifier) from the Notes of the same Class that are Outstanding at the time of the additional issuance, (vii) the Additional Notes will be issued in a manner that allows the Issuer to accurately provide the tax information that this Indenture requires the Issuer to provide to Holders and beneficial owners of Notes, (viii) the terms and conditions of the Additional Notes of each Class issued pursuant to this Section 2.4 shall be identical to those of the initial Notes of that Class (except that any interest due on the Additional Notes shall accrue from the issue date of such Additional Notes and the interest rate and price of such Additional Notes do not have to be identical to those of the initial Notes of that Class; provided, that the spread above ~~LIBOR~~the Reference Rate on such notes may not exceed the spread above ~~LIBOR~~the Reference Rate applicable to the initial Notes of that Class), (ix) in the case of any issuance of Junior Mezzanine Notes, either (A) Tax Advice is delivered to the Trustee to the effect that such Junior Mezzanine Notes will be treated as debt for U.S. federal income tax purposes, or (B) (1) unless otherwise specified in a signed investor representation letter in connection with the date such Junior Mezzanine Notes are issued, each purchaser or transferee of any such note or any beneficial interest therein shall be deemed to represent that it is not a Benefit Plan Investor or a Controlling Person, that for so long as it holds such notes, it will not be a Benefit Plan Investor or a Controlling Person and, if it is subject to Similar Law, its acquisition and holding of such notes will not cause the Issuer to be subject to any Similar Law, (2) any such Junior Mezzanine Notes sold to Persons that have represented (or deemed to have represented) that they are Benefit Plan Investors or Controlling Persons shall be issued in the form of Certificated Notes and (3) no transfer of an interest in any such Junior Mezzanine Note to a proposed transferee that has It acknowledges and agrees that the failure to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a U.S. Tax Person or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a U.S. Tax Person) may result in withholding from payments in respect of the Note, including U.S. federal withholding or back-up withholding.

Section 7.12. No Other Business. From and after the Closing Date, the Issuer shall not engage in any business or activity other than issuing and selling the Notes and any Additional Notes pursuant to this Indenture and acquiring, owning, holding, selling, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Collateral Obligations and the other Assets in connection therewith, and entering into Hedge Agreements, the Collateral Administration Agreement, the Securities Account Control Agreement, the Portfolio Management Agreement and other agreements specifically contemplated by this Indenture, and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith or ancillary thereto. The Issuer may amend, or permit the amendment of, the provisions of the Issuer Limited Liability Company Agreement which related to its bankruptcy remote nature or separateness covenants only if such amendment would satisfy the Global Rating Agency Condition.

Section 7.13. Annual Rating Review. So long as any of the Notes of any Class remain Outstanding, on or before September 1 in each year, commencing in 2019, the Issuer shall obtain and pay for an annual review of the rating of each such Class of Notes from each Rating Agency, as applicable. The Issuer shall promptly notify the Trustee and the Portfolio Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice upon request) if at any time the rating of any such Class of Notes has been, or is known shall be, changed or withdrawn.

Section 7.14. Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished “Rule 144A Information” to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner of such Note with Rule 144A under the Securities Act in connection with the resale of such Note by such Holder or beneficial owner of such Note, respectively. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.15. Calculation Agent. (a) The Issuer hereby agrees that for so long as any Note remains Outstanding there shall at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Portfolio Manager or its Affiliates) to calculate ~~LIBOR~~the Reference Rate in respect of each Interest Accrual Period (or, for the first Interest Accrual Period, each portion thereof) in accordance with the terms of Exhibit C hereto (the “Calculation Agent”). The Issuer hereby appoints the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Portfolio Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Portfolio Manager, on behalf of the Issuer, shall promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Portfolio Manager or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed.

(b) The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as possible after ~~11:00 a.m. London~~5:00 a.m. Chicago time on each Interest Determination Date but in no event later than 11:00 a.m. New York time on the ~~London Banking~~U.S. Government Securities Business Day immediately following each Interest Determination Date, the Calculation Agent shall calculate the Interest Rate for each Class of Notes for the next Interest Accrual Period (or, with respect to each Interest Determination Date during the first Interest Accrual Period, the related portion of such period) and the Note Interest Amount for each Class of Notes (in each case, rounded to the nearest cent, with half a cent being rounded upward) for the next Interest Accrual Period (or, with respect to each Interest Determination Date during the first Interest Accrual Period, the related portion of such period), on the related Distribution Date. At such time the Calculation Agent shall communicate such rates and amounts to the Issuer, the Trustee, each Paying Agent, the Portfolio Manager, Euroclear and Clearstream. The Calculation Agent shall ~~also specify to the Issuer the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall~~ notify the Issuer before 5:00 p.m. (New York time) on every Interest Determination Date ~~(or, in the case of the first Interest Accrual Period, on each Notional Determination Date)~~ if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period shall (in the absence of manifest error) be final and binding upon all parties.

Section 7.16. Certain Tax Matters. Each Holder of the Notes (and any interest therein) will be deemed to have represented and agreed to treat the Notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law.

(a)
The Issuer has not and will not elect or take any other action that would cause it to be treated as an association taxable as a corporation for U.S. federal, state or local income or franchise tax purposes and shall make any election necessary to avoid classification as an association taxable as a corporation for U.S. federal, state or local income or franchise tax purpose.
(b)
The Issuer will treat each purchase of Collateral Obligations as a “purchase” for tax accounting and reporting purposes; provided that a purchase by the Issuer of a Collateral Obligation from a person whom the Issuer is disregarded as a separate entity will not be recognized.
(c)
The Issuer shall file, or cause to be filed, any tax returns, including information tax returns, required by any Governmental Authority.
(d)
Notwithstanding anything herein to the contrary, the Portfolio Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchaser, the Holders and beneficial owners of the Notes and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Portfolio Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchaser or any other to the Bankruptcy Subordination Agreement will receive an interest in such new certificate or sub-class;

(i)
to make any necessary or advisable changes to this Indenture in connection with the adoption of an Alternative Rate duly adopted in accordance with the definition of ~~LIBOR~~“Reference Rate”; provided that, for the avoidance of doubt, no supplemental indenture shall be entered into pursuant to this clause (xxxi) for purposes of adopting a new Alternative Rate itself or otherwise to modify the definition of ~~LIBOR~~“Reference Rate” or the procedures for adopting an Alternative Rate provided therein;
(ii)
subject to the approval of a Majority of the Interests, in connection with a Refinancing of all Classes of Notes in full, to (a) effect an extension of the end of the Reinvestment Period, (b) establish a non-call period for the replacement notes or loans or other financial arrangements issued or entered into in connection with such Refinancing, (c) modify the Weighted Average Life Test, (d) provide for a stated maturity of the replacement notes or loans or other financial arrangements issued or entered into in connection with such Refinancing that is later than the Stated Maturity of the Notes or (e) make any other amendments that would otherwise be subject to the consent rights of the Notes pursuant to this Article VIII; or
(iii)
to change the date within the month on which reports are required to be delivered hereunder.

Not later than ten (10) Business Days (or five (5) Business Days if in connection with an additional issuance, Refinancing or Re-Pricing) prior to the execution of any proposed supplemental indenture pursuant to clauses (i) to (xxxiii) above, the Trustee, at the expense of the Issuer shall mail to the Holders of the Notes, the Portfolio Manager, the Collateral Administrator, any Hedge Counterparty and each Rating Agency (so long as any Notes are outstanding and are rated by such Rating Agency) a copy of such proposed supplemental indenture and shall request any required consent from the applicable Holders of Notes to be given within five (5) Business Days. Any consent given to a proposed supplemental indenture by the Holder of any Notes will be irrevocable and binding on all future Holders or beneficial owners of that Note, irrespective of the execution date of the supplemental indenture. If the Holders of less than the required percentage of the Aggregate Outstanding Amount of the relevant Notes consent to a proposed supplemental indenture within five (5) Business Days, on the first Business Day following such five (5) Business Day period, as applicable, the Trustee shall provide consents received to the Issuer and the Portfolio Manager so that they may determine which Holders of Notes have consented to the proposed supplemental indenture and which Holders of Notes (and, to the extent such information is available to the Trustee, which beneficial owners) have not consented to the proposed supplemental indenture.

Following delivery to the holders of the Notes of a copy of the proposed supplemental indenture by the Trustee, if any material changes are made to such supplemental indenture (excluding, for the avoidance of doubt, changes of a technical nature or to correct typographical errors or to adjust formatting), as determined by the Issuer or the Portfolio Manager, then at the cost of the Issuer, for so long as any Notes remain outstanding, not later than three (3) Business Days prior to the execution of such proposed supplemental indenture (provided, that the execution

Section 8.6. Re-Pricing Amendment. For the avoidance of doubt, the Issuer and the Trustee may, without regard for the provisions of this Article VIII, enter into a supplemental indenture pursuant to Section 9.8(d) solely to modify the spread over ~~LIBOR~~the Reference Rate applicable to the Re-Priced Class, and, to the extent applicable, to extend the Non-Call Period applicable to such Re-Priced Class or make changes to the definition of “Redemption Price” (any such amendment, a “Re-Pricing Amendment”).

Article ix

REDEMPTION OF NOTES

Section 9.1. Mandatory Redemption. If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account on the related Distribution Date to make payments as required pursuant to the Priority of Distributions to achieve compliance with such Coverage Test.

Section 9.2. Optional Redemption or Redemption Following a Tax Event. (a) The Notes shall be redeemed by the Issuer, in whole but not in part, on any Business Day (x) at the written direction of the Issuer on or after the occurrence of a Tax Event from the proceeds of the liquidation of the Assets or (y) on or after the end of the Non-Call Period, at the written direction of the Issuer, with the consent of the Portfolio Manager and the Retention Holder, in any case from the proceeds of the liquidation of the Assets or from Refinancing Proceeds. A written direction described in clause (y) above shall be delivered to the Issuer, the Trustee and the Portfolio Manager no less than 10 Business Days prior to the proposed Redemption Date (unless the Trustee and the Portfolio Manager agree to a shorter notice period not to be less than 5 Business Days) from the proceeds of the liquidation of the Assets and/or from Refinancing Proceeds. In connection with any such redemption, the Notes shall be redeemed at the applicable Redemption Price. For purposes of an Optional Redemption, the Class A-1A Notes, the Class A-1B Notes and the Class A-2 Notes shall each constitute a separate Class.

In connection with any Optional Redemption of all of the Notes, the Portfolio Manager shall (unless the Redemption Price on all of the Notes shall be paid with Refinancing Proceeds) direct the sale of all or part of the Collateral Obligations and other Assets in an amount sufficient such that the Disposition Proceeds from such sale in accordance with the procedures set forth in Section 9.2(d) and all other funds available for such purpose in the Collection Account and the Payment Account (including any Refinancing Proceeds, if applicable) shall be at least sufficient to pay the Redemption Price on all of the Notes and to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and other amounts, fees and expenses payable or distributable under the Priority of Distributions prior to any distributions to the Issuer (including, without limitation, any amounts due to the Hedge Counterparties or the Portfolio Manager and the reasonable fees, costs, charges and expenses incurred by the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and expenses)). If such Disposition Proceeds, Refinancing Proceeds, if applicable, and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem the Notes subject to redemption and to pay such fees and expenses, the Notes may not be redeemed, except in the case of an Optional Redemption following the occurrence of a Tax Event with the consent of a Supermajority of each Class of Notes, in which case, such proceeds and other available funds shall redeem the Notes in order to obtain Effective Date Ratings Confirmation or (3) Principal Proceeds necessary to reduce any outstanding Retention Deficiency to zero (such amount, the “Special Redemption Amount”), as the case may be, shall be applied in accordance with the Priority of Distributions under Section 11.1(a)(ii). Notice of payments pursuant to this Section 9.7 shall be given by the Trustee as soon as reasonably practicable, and in any case not less than three (3) Business Days prior to the applicable Special Redemption Date (provided, that such notice shall not be required in connection with a Special Redemption pursuant to clause (B) of the definition of such term if the Special Redemption Amount is not known on or prior to such date) to each Holder of Notes affected thereby at such Holder’s address in the Register and to the Rating Agencies.

Section 9.8. Re-Pricing of Notes. (a) The Issuer, with the consent of the Portfolio Manager and the Retention Holder, may reduce the spread over ~~LIBOR~~the Reference Rate applicable with respect to any Class of Re-Pricing Eligible Notes (any such reduction with respect to any such Class of Notes, a “Re-Pricing” and any Class of Re-Pricing Eligible Notes to be subject to a Re-Pricing, a “Re-Priced Class”) on any Business Day after the Non-Call Period; provided that, the Issuer shall not effect any Re-Pricing unless each condition specified in this Section 9.8 is satisfied with respect thereto. For the avoidance of doubt, no terms of any Re-Pricing Eligible Notes other than the Interest Rate applicable thereto may be modified or supplemented in connection with a Re-Pricing; provided that in connection with any Re-Pricing, (x) the Non-Call Period with respect to such Re-Priced Class may, with the consent of the Issuer, be extended and/or (y) the definition of “Redemption Price” may be revised, with the written consent of the Issuer, to reflect any agreed upon make-whole payments for the applicable Re-Priced Class. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the “Re-Pricing Intermediary”) upon the recommendation and subject to the approval of the Issuer and such Re-Pricing Intermediary shall assist the Issuer in effecting the Re-Pricing.

(b)
At least fourteen (14) days prior to the Business Day fixed for any proposed Re-Pricing (the “Re-Pricing Date”) (unless the Trustee and the Portfolio Manager agree to a shorter period), the Issuer or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver a notice in writing (with a copy to the Portfolio Manager, the Trustee and each Rating Agency) to each Holder of the proposed Re-Priced Class, which notice shall (i) specify the proposed Re-Pricing Date and the revised spread (or range of spreads from which a single spread will be chosen prior to the Re-Pricing Date) over ~~LIBOR~~the Reference Rate to be applied with respect to such Class (such spread, the “Re-Pricing Rate”), (ii) request that each Holder of the Re-Priced Class approve the proposed Re-Pricing or provide a proposed Re-Pricing Rate at which it would consent to such Re-Pricing that is within the range provided, if any, in clause (i) above (such proposal, a “Holder Proposed Re-Pricing Rate”), (iii) request that each consenting Holder of the

Re-Priced Class deliver a response in writing to the Issuer, or to the Re-Pricing Intermediary on behalf of the Issuer, which response (the “Holder Purchase Request”) shall indicate the aggregate principal amount of the Re-Priced Class that such Holder is willing to purchase (or retain) at such Re-Pricing Rate (including within any range provided) specified in such notice, and (iv) state that the Issuer (or in the case of the following clause (a), the Re-Pricing Intermediary on behalf of the Issuer) will have the right to (a) cause all such Holders that did not deliver an Accepted Purchase Request (each, a “Non-Consenting Holder”) to sell their Notes of the Re-Priced Class on the Re-Pricing Date to one or more transferees at a sale price equal to the applicable Redemption Price, (b) redeem such Notes at the applicable Redemption Price with the proceeds of an issuance of Re-Pricing Replacement

Re-Pricing Replacement Notes, without further notice to the Non-Consenting Holders thereof, on the Re-Pricing Date to the Consenting Holders delivering Accepted Purchase Requests, with respect thereto, pro rata (subject to the applicable minimum denominations) based on the Aggregate Outstanding Amount of the Notes such Consenting Holders indicated an interest in purchasing pursuant to their Holder Purchase Requests. In the event that the Issuer receives Accepted Purchase Requests with respect to less than the Aggregate Outstanding Amount of the Notes of the Re-Priced Class held by Non-Consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Notes of the Re-Priced Class or will sell Re-Pricing Replacement Notes to such Consenting Holders at the applicable Redemption Prices and, if applicable, conduct a redemption of Non-Consenting Holders’ Notes of the Re-Priced Class with the sale of Re-Pricing Replacement Notes, without further notice to the Non-Consenting Holders thereof, on the Re-Pricing Date to the Consenting Holders delivering Accepted Purchase Requests with respect thereto, and any excess Notes of the Re-Priced Class held by Non-Consenting Holders shall be sold to one or more purchasers designated by the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) or redeemed with proceeds from the sale of Re-Pricing Replacement Notes. All sales of Non-Consenting Holders’ Notes or Re-Pricing Replacement Notes to be effectuated pursuant to this clause (c) shall be made at the applicable Redemption Price, and shall be effectuated only if the related Re-Pricing is effectuated in accordance with the provisions hereof.

(c)
The Issuer shall not effect any proposed Re-Pricing unless:
(i)
the Issuer and the Trustee shall have entered into a supplemental indenture dated as of the Re-Pricing Date, which can be executed and delivered without regard to the provisions of Article VIII hereof, solely to modify the spread over ~~LIBOR~~the Reference Rate applicable to the Re-Priced Class and, to the extent applicable, (with the consent of the Issuer) to extend the Non-Call Period applicable to such Re-Priced Class or make changes to the definition of “Redemption Price”;
(ii)
confirmation has been received that all Notes of the Re-Priced Class held by Non-Consenting Holders have been sold and transferred pursuant to clause (c) above;
(iii)
each Rating Agency shall have been notified of such Re-Pricing;
(iv)
all expenses of the Issuer and the Trustee (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing do not exceed the amount of Interest Proceeds available after taking into account all amounts required to be paid pursuant to Section 11.1(a)(i) on the subsequent Distribution Date prior to the distribution of any remaining Interest Proceeds to the Issuer, unless such expenses have been paid or shall be adequately provided for (including without limitation, with Contributions) by an entity other than the Issuer;
(v)
the Issuer shall have obtained Tax Advice to the effect that such Re-Pricing will not result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code.

Section 10.7 Accountings.

(d)
Monthly. Not later than the 20th day (or, if such day is not a Business Day, the next succeeding Business Day) of each calendar month, excluding each month in which a Distribution Date occurs, commencing in December 2018, the Issuer shall compile and make available (or cause to be compiled and made available) (including, at the election of the Issuer, via appropriate electronic means acceptable to each recipient) to each Rating Agency, the Trustee, the Portfolio Manager, the Initial Purchaser and, upon written request therefor, to any Holder shown on the Register and, upon written notice to the Trustee in the form of Exhibit D, any beneficial owner of a Note, a monthly report (each a “Monthly Report”) determined as of the ninth Business Day preceding the applicable delivery date. The Monthly Report shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets (based, in part, on information provided by the Portfolio Manager):
(i)
Aggregate Principal Balance of Collateral Obligations and Eligible Investments representing Principal Proceeds.
(ii)
Adjusted Collateral Principal Amount of Collateral Obligations.
(iii)
Collateral Principal Amount of Collateral Obligations.
(iv)
A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following detailed information:
(A)
The obligor thereon (including the issuer ticker, if any);
(B)
The LoanX ID, CUSIP or security identifier thereof;
(C)
The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds (but noting any capitalized interest));
(D)
The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;
(E)
The related interest rate or spread (excluding, in the case where such Collateral Obligation is a ~~Libor~~Reference Rate Floor Obligation, the effect of any specified “floor” rate per annum related thereto);

(F)
The stated maturity thereof;
(G)
The related S&P Industry Classification;
(H)
The related Fitch Industry Classification;
(I)
The S&P Rating, unless such rating is based on a credit estimate unpublished by S&P or such rating is a confidential rating or a private rating by S&P;
(J)
The Fitch Rating, unless such rating is based on a credit opinion unpublished by Fitch or such rating is a confidential rating or a private rating by Fitch;
(K)
The country of Domicile;
(L)
An indication as to whether each such Collateral Obligation is (1) a Defaulted Obligation, (2) a Delayed Drawdown Collateral Obligation, (3) a Revolving Collateral Obligation, (4) a Senior Secured Loan, Second Lien Loan or Senior Unsecured Loan, (5) a floating rate Collateral Obligation, (6) a Participation Interest (indicating the related Selling Institution and its ratings by each Rating Agency), (7) a Deferrable Security, (8) a Partial Deferrable Security (9) a Current Pay Obligation, (10) a DIP Collateral Obligation, (11) convertible into or exchangeable for equity securities, (12) a Discount Obligation (including its purchase price and purchase yield in the case of a fixed rate Collateral Obligation), (13) a Cov-Lite Loan, (14) a Swapped Non-Discount Obligation, (15) a First-Lien Last-Out Loan, (16) a Long-Dated Obligation or (17) a Purchased Defaulted Obligation;
(M)
Based solely on information provided by the Portfolio Manager, with respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in the last paragraph of the definition of “Discount Obligation”:
(1)
the identity of the Collateral Obligation (including whether such Collateral Obligation was classified as a Discount Obligation at the time of its original purchase) the proceeds of whose sale are used to purchase the purchased Collateral Obligation;
(2)
the purchase price (as a percentage of par) of the purchased Collateral Obligation and the sale price (as a percentage of par) of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation; and
(3)
the Aggregate Principal Balance of Collateral Obligations that have been excluded from the definition of “Discount Obligation” and relevant calculations indicating whether such amount is in compliance with the limitations described in the first proviso in the last paragraph of the definition of “Discount Obligation”;
(N)
The S&P Recovery Rate;
(O)
Whether such Collateral Obligation is a ~~Libor~~Reference Rate Floor Obligation and the specified “floor” rate per annum related thereto as specified by the Portfolio Manager;

(P)
The purchase price and the Market Value of such Collateral Obligation, if such Market Value was calculated based on a bid price determined by a loan pricing service, and the name of such loan pricing service (including such disclaimer language as a loan pricing service may from time to time require, as provided by the Portfolio Manager to the Trustee and the Collateral Administrator); and
(Q)
Whether such Collateral Obligation is settled or unsettled.
(v)
For each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level, (3) a determination as to whether such result satisfies the related test and (4) an indication whether the result of the Minimum Floating Spread Test was inclusive or exclusive of the “floor” rate of any ~~Libor~~Reference Rate Floor Obligations.
(vi)
The S&P Weighted Average Recovery Rate.
(vii)
The Fitch Rating Factor, if publicly available.
(viii)
The Fitch Recovery Rate, if publicly available (including the applicable Fitch recovery rating and Fitch recovery rate in accordance with the definition of “Fitch Recovery Rate”).
(ix)
As provided by the Portfolio Manager, the total number of (and related dates of) any Aggregated Reinvestments occurring since the date of determination of the immediately preceding Monthly Report, the identity of each Collateral Obligation that was subject to Aggregated Reinvestments and the percentage of the Collateral Principal Amount consisting of such Collateral Obligations that were subject to Aggregated Reinvestments.
(x)
The calculation of each of the following:
(A)
From and after the Determination Date immediately preceding the second Distribution Date, each Interest Coverage Ratio (and setting forth each related Required Coverage Ratio);

(B)
Each Overcollateralization Ratio (and setting forth each related Required Coverage Ratio);
(C)
The Reinvestment Overcollateralization Test (and setting forth the required test level); and
(D)
The ratio set forth in Section 5.1(g).
(xi)
For each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance.

Aggregate Outstanding Amount of the Notes of each Class after giving effect to the principal payments, if any, on the next Distribution Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class;

(xii)
the Interest Rate and accrued interest for each applicable Class of Notes for such Distribution Date;
(xiii)
the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) and each clause of Section 11.1(a)(iii) on the related Distribution Date;
(xiv)
for the Collection Account:
(A)
the Balance on deposit in the Collection Account at the end of the related Collection Period (or, with respect to the Interest Collection Account, the next Business Day);
(B)
the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii) and Section 11.1(a)(iii) on the next Distribution Date (net of amounts which the Portfolio Manager intends to re‑invest in additional Collateral Obligations pursuant to Article XII); and
(C)
the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Distribution Date; and
(xv)
such other information as the Trustee, any Hedge Counterparty or the Portfolio Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII. Each Distribution Report prepared by or on behalf of the Issuer following the filing of a petition in bankruptcy against the Issuer will distinguish between payments to Holders or beneficial owners whose payments are and are not subordinated pursuant to the Bankruptcy Subordination Agreement.

(e)
Notice of Aggregated Reinvestment. The Issuer (or the Portfolio Manager on behalf of the Issuer) shall notify the Trustee of the commencement of each Aggregated Reinvestment and, upon receipt thereof, the Trustee shall make a copy of such notice available to Holders and each Rating Agency.
(f)
Interest Rate Notice. The Trustee shall make available to each Holder of Notes on each Distribution Report, a notice setting forth (x) the Interest Rate for such Notes for the next Interest Accrual Period and (y) a notice setting forth ~~LIBOR~~the Reference Rate for the next Interest Accrual Period.

policies of such Person whether by contract or otherwise; provided that no special purpose company to which the Portfolio Manager provides investment advisory services shall be considered an Affiliate of the Portfolio Manager. For the avoidance of doubt, (A) for the purposes of calculating compliance with clause (ix) of the Concentration Limitations, an Obligor will not be considered an “Affiliate” of any other Obligor solely due to the fact that each such Obligor is under the control of the same financial sponsor and (B) Obligors in respect of Collateral Obligations shall be deemed not to be Affiliates if they have distinct corporate family ratings and/or distinct issuer credit ratings.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.
“Aggregate Excess Funded Spread”: As of any Measurement Date, the amount obtained by multiplying:
(a)
the amount equal to ~~LIBOR~~the Reference Rate applicable to the Notes during the Interest Accrual Period (or portion thereof, in the case of the first Interest Accrual Period) in which such Measurement Date occurs; by
(b)
the amount (not less than zero) equal to (i) the Aggregate Principal Balance (including for this purpose any capitalized interest) of the Collateral Obligations (excluding any Defaulted Obligations) as of such Measurement Date minus (ii) the Reinvestment Target Par Balance.
“Aggregate Funded Spread”: As of any Measurement Date, the sum of:
(c)
in the case of each floating rate Collateral Obligation (excluding any Defaulted Obligation) that bears interest at a spread over a ~~London interbank offered rate-based~~Term SOFR Reference Rate based index, (i) the stated interest rate spread (excluding any Deferrable Security to the extent of any non-cash interest and the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) on such Collateral Obligation above such index multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of such Collateral Obligation; and
(d)
in the case of each floating rate Collateral Obligation (excluding any Defaulted Obligation) that bears interest at a spread over an index other than a ~~London interbank offered rate-based~~Term SOFR Reference Rate based index, (i) the excess of the sum of such spread and such index (excluding any Deferrable Security to the extent of any non-cash interest and the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) over ~~LIBOR~~the Reference Rate as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of each such Collateral Obligation; provided that, for purposes of both clauses (a) and (b) of this definition, the interest rate spread with respect to any floating rate Collateral Obligation that has a ~~floor based on the London interbank offer rate~~floating rate index floor will be deemed to be the stated interest rate spread plus, if positive, (x) the value of such floor minus (y) ~~LIBOR~~the Reference Rate as of the immediately preceding Interest Determination Date.
“Aggregate Outstanding Amount”: With respect to any of the Notes as of any date, the aggregate unpaid principal amount of such Notes Outstanding on such date.
“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Pledged Obligations, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Pledged Obligations, respectively.
“Aggregate Ramp-Up Par Amount”: An amount equal to U.S.$450,000,000.
“Aggregate Ramp-Up Par Condition”: A condition satisfied as of the end of the Ramp-Up Period if the Issuer has purchased, or entered into binding commitments to purchase, Collateral Obligations, including Collateral Obligations acquired by the Issuer on or prior to the Closing Date and together with the amount of any proceeds of prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date, having an Aggregate Principal Balance (provided that the Principal Balance of any Defaulted Obligation shall be its S&P Collateral Value) that in the aggregate equals or exceeds the Aggregate Ramp-Up Par Amount, without duplication and without regard to sales; provided, further, that sales may only be disregarded to the extent that such sales account for less than or equal to (i) the product of 5.0% multiplied by the Aggregate Ramp-Up Par Amount (the “ARUP Sale Amount”) less (ii) the positive difference, if any, between the Issuer’s purchase price of the Collateral Obligations sold as part of the ARUP Sale Amount and the sales price thereof.
“Aggregate Unfunded Spread”: As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation, the related commitment fee then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.
“Aggregated Reinvestment”: A series of reinvestments occurring within an up to ten (10) Business Day period including the date of such reinvestment and ending no later than the end of the current Collection Period with respect to which (x) the Portfolio Manager notes in its records that the sales and purchases constituting such series are subject to the terms of this Indenture with respect to Aggregated Reinvestments, and (y) the Portfolio Manager reasonably believes that the criteria specified in this Indenture applicable to each reinvestment in such series will be satisfied on an aggregate basis for such series of reinvestments; provided that (i) the aggregate principal amount of any one Aggregated Reinvestment may not exceed 5.0% of the Collateral Principal Amount; (ii) if the criteria specified in this Indenture applicable to each reinvestment in an Aggregated Reinvestment are not satisfied on an aggregate basis within such ten (10) Business Day period, the Portfolio Manager will provide notice to each Rating Agency; (iii) with respect to Discount Obligations, no calculation or evaluation may be made using the weighted average price of any Collateral Obligation or any group of Collateral Obligations; and (iv) in no event may there be more than one outstanding Aggregated Reinvestment at any time; provided, further, that (i) in connection with calculating the compliance with the Investment Criteria in connection with any Aggregated Reinvestment, the Portfolio Manager, at its discretion, may exclude any Credit Risk Obligations sold during the Aggregated Reinvestment period from such calculations, (ii) in the event that any Aggregated Reinvestment fails to comply with the Investment Criteria, the Issuer may not enter into a subsequent Aggregated Reinvestment without satisfying the S&P Rating Condition and (iii) the Portfolio Manager may modify any Aggregated Reinvestment during any such ten Business Day period if it determines that, but for the occurrence of an Intervening Event, the Investment Criteria would have been satisfied by the original Aggregated Reinvestment.
“AI”: An Accredited Investor meeting the requirements of Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act.
“AIFMD Level 2 Regulation”: The meaning specified in the definition of “EU Retention Requirements”.
“AI/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both an AI and a Qualified Purchaser.
“Alternative Rate”: The meaning specified in the definition of “~~LIBOR~~Reference Rate.”
“Assets”: The meaning assigned in the Granting Clause hereof.
“Assumed Reinvestment Rate”: The then-current rate of interest being paid by the Bank on time deposits in the Bank having a scheduled maturity of the date prior to the next Distribution Date (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Distribution Date or the Closing Date, as applicable).
“Authenticating Agent”: With respect to the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14.
“Authorized Denominations”: The meaning specified in Section 2.3.
“Authorized Officer”: With respect to the Issuer, any Officer or any other Person who is authorized to act for the Issuer, in matters relating to, and binding upon, the Issuer and, for the avoidance of doubt, shall include any duly appointed attorney-in-fact of the Issuer. With respect to the Portfolio Manager, any Officer, employee, member or agent of the Portfolio Manager who is authorized to act for the Portfolio Manager in matters relating to, and binding upon, the Portfolio Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Collateral Administrator, any Officer, employee or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request or certificate in question. With respect to the Trustee (or any other bank or trust company acting as trustee of an express trust or as custodian), a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.
“Average Life”: On any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of
(e)
in the case of each general intangible (including any participation interest in a loan that is not, or the debt underlying which is not, evidenced by a Certificated Security or an Instrument), notifying the obligor thereunder, if any, of the Grant to the Trustee (unless no applicable law requires such notice);
(f)
in the case of each participation interest in a loan as to which the underlying debt is represented by a Certificated Security or an Instrument, obtaining the acknowledgement of the Person in possession of such Certificated Security or Instrument (which may not be the Issuer) that it holds the Issuer’s interest in such Certificated Security or Instrument solely on behalf and for the benefit of the Trustee; and
(g)
in all cases, filing an appropriate Financing Statement in the appropriate filing office in accordance with the Uniform Commercial Code as in effect in any relevant jurisdiction.
“Designated Amounts”: An amount equal to the sum of (a) all amounts distributed to the Issuer from the Ramp-Up Account pursuant to Section 10.3(c), (b) all amounts deposited into the Interest Collection Account from the Ramp-Up Account pursuant to Section 10.2(a), (c) all amounts deposited into the Interest Collection Account from the Principal Collection Account pursuant to Section 10.2(a), and (d) all amounts distributed to the Issuer from the Principal Collection Account pursuant to Section 10.2(a).
“Designated Excess Par”: The meaning specified in Section 9.4(g).
“Designated Maturity” means, with respect to the Notes, three months.
“Determination Date”: The last day of each Collection Period.
“Diminished Distressed Exchange Obligation”: A Collateral Obligation received in connection with a Distressed Exchange, which has a principal amount that is less than the principal amount of the obligation for which it was exchanged.
“DIP Collateral Obligation”: Any interest in a loan or financing facility that has a public or private facility rating from S&P and is purchased directly or by way of assignment (a) which is an obligation of (i) a debtor‑in‑possession as described in §1107 of the Bankruptcy Code or (ii) a trustee if appointment of such trustee has been ordered pursuant to §1104 of the Bankruptcy Code (in either such case, a “Debtor”) organized under the laws of the United States or any state therein, or (b) on which the related obligor is required to pay interest on a current basis and, with respect to either clause (a) or (b) above, the terms of which have been approved by an order of the United

States Bankruptcy Court, the United States District Court, or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that: (i) (A) such DIP Collateral Obligation is fully secured by liens on the Debtor’s otherwise unencumbered assets pursuant to §364(c)(2) of the Bankruptcy Code or (B) such DIP Collateral Obligation is secured by liens of equal or senior priority on property of the Debtor’s estate that is otherwise subject to a lien pursuant to §364(d) of the Bankruptcy Code and (ii) such DIP Collateral Obligation is fully secured based upon a current valuation or appraisal report. Notwithstanding the foregoing, such a loan will not be deemed to be a DIP Collateral Obligation
“Domicile” or “Domiciled”: With respect to any issuer of or obligor with respect to a Collateral Obligation: (a) except as provided in clause (b) and (c) below, its country of organization; or (b) if it is organized in a Tax Advantaged Jurisdiction, each of such jurisdiction and the country in which a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries; or (c) if its payment obligations in respect of such Collateral Obligation are guaranteed by a person or entity that is organized in the United States, then the United States.
“DTC”: The Depository Trust Company, its nominees, and their respective successors.
“Due Date”: Each date on which any payment is due on a Pledged Obligation in accordance with its terms.
“Effective Date”: The earlier to occur of (i) the Determination Date relating to the first Distribution Date and (ii) the first date on which the Portfolio Manager certifies to the Trustee and the Collateral Administrator that the Aggregate Ramp-Up Par Condition has been satisfied.
“Effective Date Rating Failure”: The meaning specified in Section 7.17(d).
“Effective Date Ratings Confirmation”: The Issuer has (x) provided, or caused the Collateral Administrator to provide, to each Rating Agency the reports required to be delivered under this Indenture in connection with the end of the Ramp-Up Period and (y) received confirmation (deemed or otherwise) from S&P of its initial ratings of each Class of Notes.
“Effective Date Report”: The meaning specified in Section 7.17(c).
“Effective Date Requirements”: The requirements set forth in Section 7.17(c).
“Effective Spread”: With respect to any floating rate Collateral Obligation, the current per annum rate at which it pays interest minus ~~LIBOR~~the Reference Rate or, if such floating rate Collateral Obligation bears interest based on a floating rate index other than a ~~London interbank offered rate-based~~Term SOFR Reference Rate based index, the Effective Spread shall be the then-current base rate applicable to such floating rate Collateral Obligation plus the rate at which such floating rate Collateral Obligation pays interest in excess of such base rate minus ~~three-month LIBOR~~the Reference Rate; provided, that (i) with respect to any unfunded commitment of any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the Effective Spread means the commitment fee payable with respect to such unfunded commitment, (ii) with respect to the funded portion of any commitment under any Revolving Collateral Obligation or

Delayed Drawdown Collateral Obligation, the Effective Spread means the current per annum rate at which it pays interest minus ~~LIBOR~~the Reference Rate or, if such funded portion bears interest based on a floating rate index other than a ~~London interbank offered rate-based~~Term SOFR Reference Rate based index, the Effective Spread will be the then-current base rate applicable to such funded portion plus the rate at which such funded portion pays interest in excess of such base rate minus ~~three-month LIBOR~~the Reference Rate; (iii) with respect to any ~~Libor~~Reference Rate Floor Obligation, the Effective Spread for such Collateral Obligation shall be equal to the sum of (a) the applicable spread over ~~LIBOR~~the Reference Rate and (b) the excess, if any, of the specified “floor” rate relating to such Collateral Obligation over ~~LIBOR~~the Reference Rate calculated for the Notes for the immediately preceding Interest Determination Date; and (iv) the Effective Spread of any floating rate Collateral Obligation shall (x) be deemed to be zero, to the extent that the Issuer or the Portfolio Manager has actual knowledge that no payment of cash interest on such floating rate Collateral Obligation will be made by the obligor thereof during the applicable due period, and (y) not include any non-cash interest or, with respect to any Partial Deferrable Security, any interest in excess of the portion of the interest due thereon that is required to be paid in cash on each payment date and is not permitted to be deferred or capitalized. ~~For purposes of this definition, “LIBOR” shall have the meaning specified in clause (i) of the definition thereof.~~
“Eligible Investment Required Ratings”: (a) “A-1” or higher (or, in the absence of a short-term credit rating, “A+” or higher) from S&P and (b) for securities with maturities up to 365 days, a long-term credit rating not less than “AA-” from Fitch and a short-term rating not less than “F1+” from Fitch.
“Eligible Investments”: (a) Cash or (b) any United States dollar investment that, at the time it is Delivered to the Trustee (directly or through an intermediary or bailee), is one or more of the following obligations or securities:
(i)
direct obligations of, and obligations the timely payment of principal and interest on which is fully and expressly guaranteed by (x) the United States of America or (y) any agency or instrumentality of the United States of America the obligations of which agency or instrumentality have the Eligible Investment Required Rating and are expressly backed by the full faith and credit of the United States of America;
(ii)
demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 60 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings or such demand or time deposits are covered by an extended Federal Deposit Insurance Corporation (the “FDIC”) insurance program where 100% of the deposits are insured by the FDIC, which is backed by the full faith and credit of the United States (and, if a Class of Notes then outstanding is rated by S&P, the United States meets the Eligible Investment Required Ratings);

(iii)
commercial paper or other short-term obligations with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 60 days from their date of issuance; provided that this clause (iii) will not include extendible commercial paper or asset backed commercial paper; and
(iv)
money market funds domiciled outside of the United States which funds have, at all times, credit ratings of (a) “AAAm” by S&P and (b) either the highest credit rating assigned by Fitch (“AAAmmf”) to the extent rated by Fitch or otherwise the highest credit rating assigned by another NRSRO (excluding S&P);
“Financial Asset”: The meaning specified in Article 8 of the UCC.
“Financing Statements”: The meaning specified in Article 9 of the UCC.
“Financing Subsidiary”: BCSF I, LLC, in its capacity as financing subsidiary under the Master Participation Agreement.

~~“First LIBOR Period End Date”: October 20, 2018.~~

“First-Lien Last-Out Loan”: A loan that would be a Senior Secured Loan, except that, prior to a default with respect such loan, is entitled to receive payments pari passu with other Senior Secured Loans of the same obligor, but following a default becomes fully subordinated to other Senior Secured Loans of the same obligor and is not entitled to any payments until such other Senior Secured Loans are paid in full.
“Fitch”: Fitch Ratings, Inc. and any successor thereto.
“Fitch Rating”: With respect to any Collateral Obligation, the rating determined pursuant to Schedule 5.
“Fitch Rating Factor”: In respect of any Collateral Obligation, the number set forth in the table below opposite the Fitch Rating in respect of such Collateral Obligation:

Fitch Rating	Fitch Rating Factor
AAA	0.19
AA+	0.35
AA	0.64
AA-	0.86
A+	1.17
A	1.58
A-	2.25
BBB+	3.19
BBB	4.54
BBB-	7.13
BB+	12.19

Fitch Rating	Fitch Rating Factor
BB	17.43
BB-	22.80
B+	27.80
B	32.18
B-	40.60
CCC+	62.80
CCC	62.80
CCC-	62.80
CC	100.00
C	100.00
D	100.00

“Interest Coverage Ratio”: With respect to any designated Class or Classes of Notes, as of any date of determination on or after the Determination Date immediately preceding the second Distribution Date, the percentage derived from dividing:
(h)
the sum of (i) the Collateral Interest Amount as of such date of determination minus (ii) amounts payable (or expected as of the date of determination to be payable) on the following Distribution Date as set forth in clauses (A), (B) and (C) of Section 11.1(a)(i); by
(i)
interest due and payable on the Notes of such Class or Classes, each Priority Class of Notes and each pari passu Class of Notes (excluding Deferred Interest but including any interest on Deferred Interest with respect to any such Class or Classes) on such Distribution Date.

For the avoidance of doubt, deferred Base Management Fees will be included in clause (a)(ii) as an amount payable pursuant to Section 11.1(a)(i)(B) only to the extent such amount (or portion thereof) may be payable on such Distribution Date pursuant to the Priority of Distributions.

“Interest Coverage Effective Date”: The Determination Date immediately preceding the second Distribution Date.

“Interest Coverage Test”: A test that is satisfied with respect to any Class or Classes of the Notes if, as of the Interest Coverage Effective Date, and at any date of determination occurring thereafter, (i) the Interest Coverage Ratio for such Class or Classes is at least equal to the applicable Required Coverage Ratio for such Class or Classes or (ii) such Class of Notes is no longer Outstanding.
“Interest Determination Date”: ~~With respect to (a) the first Interest Accrual Period, each Notional Determination Date and (b) each Interest Accrual Period thereafter, the second London Banking~~The second U.S. Government Securities Business Day preceding the first day of such Interest Accrual Period.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:
(i)
all payments of interest and other income received (other than any interest due on any Partial Deferrable Security that has been deferred or capitalized at the time of acquisition) by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest (other than any Principal Financed Accrued Interest described in clause (i) of the definition thereof that the Portfolio Manager elects to treat as Interest Proceeds as long as, after giving effect to such treatment, the Aggregate Principal Balance of the (a) Collateral Obligations and (b) Eligible Investments representing Principal Proceeds equals or exceeds the Aggregate Ramp-Up Par Amount);
(ii)
all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

until the aggregate of all collections in respect of such Diminished Distressed Exchange Obligation since it was received in connection with a Distressed Exchange equals the principal amount of the obligation for which it was exchanged and such Diminished Distressed Exchange Obligation no longer constitutes a diminished financial obligation; provided, further, that amounts that would otherwise constitute Interest Proceeds may be designated as Principal Proceeds pursuant to Section 7.17(d) with notice to the Collateral Administrator. Notwithstanding the foregoing, in the Portfolio Manager’s sole discretion (to be exercised on or before the related Determination Date), on any date after the first Distribution Date, Interest Proceeds in any Collection Period may be deemed to be Principal Proceeds; provided that such designation would not result in an interest deferral on any Class of Notes. Under no circumstances shall Interest Proceeds include the Excepted Property or any interest earned thereon.

“Interest Rate”: With respect to any specified Class of Notes, (i) unless a Re-Pricing has occurred with respect to such Class of Notes, the per annum stated interest rate payable on the Notes of such Class with respect to each Interest Accrual Period equal to ~~LIBOR~~the Reference Rate for such Interest Accrual Period plus the spread specified in Section 2.3 with respect to such Notes and (ii) upon the occurrence of a Re-Pricing with respect to such Class of Notes, a per annum stated interest rate equal to (x) the applicable Re-Pricing Rate plus (y) in the case of a floating rate of interest, ~~LIBOR~~the Reference Rate.
“Intervening Event”: With respect to any Aggregated Reinvestment, the prepayment of any Collateral Obligation included in such Aggregated Reinvestment or any change in any characteristic of any Collateral Obligation (or the obligor thereof) relevant to any Investment Criteria, in each case to the extent beyond the Issuer’s or the Portfolio Manager’s control, so long as no other Collateral Obligation (or obligor thereof) included in such Aggregated Reinvestment had any change in any characteristic relevant to any Investment Criteria since the first day of the related ten Business Day period.

“Interests”: The Interests issued by the Issuer on or prior to the Closing Date and any additional Interests issued pursuant to the Issuer Limited Liability Company Agreement and in compliance with the terms of this Indenture.
“Investment Advisers Act”: The Investment Advisers Act of 1940, as amended from time to time.
“Investment Company Act”: The Investment Company Act of 1940, as amended.
“Investment Criteria”: The criteria specified in Section 12.2.
“IRS”: The United States Internal Revenue Service
“Issuer”: BCC Middle Market CLO 2018-1, LLC, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.
“Issuer Limited Liability Company Agreement”: The Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of the Closing Date.
“Issuer Order”: A written order dated and signed in the name of the Issuer (which written order may be a standing order) by an Authorized Officer of the Issuer or, to the extent permitted herein, by the Portfolio Manager by an Authorized Officer thereof, on behalf of the Issuer.
“Junior Class”: With respect to a particular Class of Notes, each Class of Notes that is subordinated to such Class, as indicated in Section 2.3.
“Junior Mezzanine Notes”: The meaning specified in Section 2.4.
“Letter of Credit”: A facility whereby (i) a fronting bank (“LOC Agent Bank”) issues or will issue a letter of credit (“LC”) for or on behalf of a borrower pursuant to an Underlying Instrument, (ii) in the event that the LC is drawn upon and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility and (iii) the LOC Agent Bank passes on (in whole or in part) the fees it receives for providing the LC to the lender/participant. The lender/participant may or may not be obligated to collateralize its funding obligations to the LOC Agent Bank.
“LIBOR”: (i) With respect to the Notes, the meaning set forth in Exhibit C and (ii) with respect to a Collateral Obligation, the “libor” rate determined in accordance with the terms of such Collateral Obligation.

~~“Libor Floor Obligation”: As of any date, a floating rate Collateral Obligation (a) for which the related Underlying Instruments allow a libor rate option, (b) that provides that such libor rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the London interbank offered rate for the applicable interest period for such Collateral Obligation and (c) that, as of such date, bears interest based on such libor rate option, but only if as of such date the London interbank offered rate for the applicable interest period is less than such floor rate.~~

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or similar credit agreement.
“Loan Sale Agreement”: The loan sale agreement, dated as of the Closing Date, as amended from time to time in accordance with the terms thereof, by and between the Transferor and the Issuer.

~~“London Banking Day”: A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.~~

“Long-Dated Obligation”: An obligation that has a scheduled maturity later than the earliest Stated Maturity of the Notes.
“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action; provided that a covenant that otherwise satisfies the definition hereof and only applies to a related loan when specified amounts are outstanding under such loan shall be a Maintenance Covenant.
(iii)
to the payment of principal of the Class A-1A Notes and the Class A-1B Notes, pro rata, based on their respective Aggregate Outstanding Amounts, until the Class A-1A Notes and the Class A-1B Notes have been paid in full;
(iv)
to the payment of accrued and unpaid interest on the Class A-2 Notes until such amount has been paid in full;
(v)
to the payment of principal of the Class A-2 Notes until such amount has been paid in full;
(vi)
to the payment of, first, accrued and unpaid interest and then any Deferred Interest on the Class B Notes until such amounts have been paid in full;
(vii)
to the payment of principal of the Class B Notes until such amount has been paid in full;
(viii)
to the payment of, first, accrued and unpaid interest and then any Deferred Interest on the Class C Notes until such amounts have been paid in full; and
(ix)
to the payment of principal of the Class C Notes until such amounts have been paid in full.
“Notes”: The Class A-1A Notes, the Class A-1B Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes.

 ~~“Notional Accrual Period”: Each of (i) the period from and including the Closing Date to but excluding the First LIBOR Period End Date and (ii) thereafter, the period from and including the First LIBOR Period End Date to but excluding the first Distribution Date.~~

~~“Notional Determination Date”: The second London Banking Day preceding the first day of each Notional Accrual Period.~~

“NRSRO”: Any nationally recognized statistical rating organization, other than any Rating Agency.
“Obligor”: The obligor or guarantor under a loan, as the case may be.
“Offer”: The meaning specified in Section 10.8(c).
“Offering”: The offering of the Notes pursuant to the Offering Circular.
“Offering Circular”: The offering circular, dated September 26, 2018 relating to the Notes, including any supplements thereto.
“Officer”: (a) With respect to the Issuer and any limited liability company, any managing member or manager thereof or any Person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company; (b) with respect to any corporation, any director, the chairman of the board of directors,

Aggregate Outstanding Amounts (including the aggregate outstanding and unpaid Deferred Interest (if any) with respect to such Class or Classes and each Priority Class of Notes) of the Notes of such Class or Classes, each Priority Class of Notes and each pari passu Class of Notes.

“Overcollateralization Ratio Test”: A test that is satisfied with respect to any Class or Classes of Notes as of any date of determination at, or subsequent to, the last day of the Ramp-Up Period, if (i) the Overcollateralization Ratio for such Class or Classes is at least equal to the applicable Required Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Notes is no longer Outstanding.
“Partial Deferrable Security”: Any Collateral Obligation with respect to which under the related Underlying Instruments (i) a portion of the interest due thereon is required to be paid in Cash on each payment date therefor and is not permitted to be deferred or capitalized (which portion shall at least be equal to ~~LIBOR~~the Reference Rate or the applicable index with respect to which interest on such Collateral Obligation is calculated (or, in the case of a fixed rate Collateral Obligation, at least equal to the forward swap rate for a designated maturity equal to the scheduled maturity of such Collateral Obligation)) and (ii) the issuer thereof or obligor thereon may defer or capitalize the remaining portion of the interest due thereon.
“Partial Redemption by Refinancing”: The meaning specified in Section 9.3.
“Partial Redemption Interest Proceeds”: XE “Partial Redemption Interest Proceeds” In connection with a Partial Redemption by Refinancing, Interest Proceeds in an amount equal to the sum of (i) the lesser of (a) the amount of accrued interest on the Classes being refinanced (after giving effect to payments under Section 11.1(a)(i) if the Redemption Date would have been a Distribution Date without regard to the Partial Redemption by Refinancing) and (b) the amount the Portfolio Manager reasonably determines would have been available for distribution under the

Priority of Distributions for the payment of accrued interest on the Classes being refinanced on the next subsequent Distribution Date (or, if the Redemption Date is otherwise a Distribution Date, such Distribution Date) if such Notes had not been refinanced plus (ii) if the Redemption Date is not otherwise a Distribution Date, an amount equal to (a) the amount the Portfolio Manager reasonably determines would have been available for distribution under the Priority of Distributions for the payment of Administrative Expenses with respect to such Partial Redemption by Refinancing on the next subsequent Distribution Date plus (b) the amount of any reserve established by the Issuer with respect to such Partial Redemption by Refinancing.
“Participation Interest”: An interest in a loan acquired indirectly from a Selling Institution by way of participation that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria:
(x)
the loan underlying such participation would constitute a Collateral Obligation were it acquired directly;
(xi)
the Selling Institution is a lender on the loan;
(xii)
the aggregate participation in the loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan;
“Record Date”: As to any applicable Distribution Date, the day which is (x) with respect to Certificated Notes, fifteen (15) days prior to such Distribution Date and (y) with respect to Global Notes, the Business Day prior to the next scheduled payment date.
“Redemption Date”: Any date specified for a redemption of Notes pursuant to Sections 9.2 (Optional Redemption or Redemption Following a Tax Event), 9.3 (Partial Redemption by Refinancing), 9.4 (Redemption Procedures), 9.5 (Notes Payable on Redemption Date) or 9.6 (Clean-Up Call Redemption).
“Redemption Price”: When used with respect to (i) any Class of Notes, (a) an amount equal to 100% of the Aggregate Outstanding Amount thereof (including any Deferred Interest previously added to the principal amount of any Class of Deferred Interest Notes that remains unpaid) plus (b) accrued and unpaid interest thereon, to the Redemption Date; provided that any Holder of a Note may in its sole discretion elect, by written notice to the Issuer, the Trustee, the Paying Agent and the Portfolio Manager, to receive in full payment for the redemption of its Note an amount equal to less than 100% of the Outstanding principal amount of such Note plus accrued and unpaid interest thereon, which lesser amount shall be deemed to be the “Redemption Price” of such Note.

“Reference ~~Banks”: The meaning specified in Exhibit C~~Rate”: With respect to Floating Rate Notes, Term SOFR plus 0.26161%.

Notwithstanding anything in the Indenture to the contrary, if at any time while any Notes are Outstanding, (i) a material disruption to the Term SOFR Reference Rate occurs, (ii) a change in the methodology of calculating the Term SOFR Reference Rate occurs, (iii) the Term SOFR Reference Rate ceases to exist or be reported, or (iv) greater than 50% of the par amount of (A)

quarterly pay floating rate Collateral Obligations or (B) floating rate notes issued in the preceding three months in new issue CLO transactions rely on reference rates other than Term SOFR, (x) the Portfolio Manager (on behalf of the Issuer) shall select, with notice to the Trustee, the Calculation Agent and the Collateral Administrator, an alternative base rate (the “Alternative Rate XE “Alternative Rate” ”) that, in its commercially reasonable judgment, is (a) an industry benchmark rate that is generally accepted in the financial markets as a replacement benchmark for the then-current Reference Rate, (b) a benchmark rate that is used to determine interest payable on at least 50% of all quarterly-pay floating rate Collateral Obligations, (c) the reference rate recognized or acknowledged (whether by letter, protocol, publication of standard terms or otherwise) as a replacement reference rate for the then-current Reference Rate by the Loan Syndications and Trading Association® (“LSTA” XE "LSTA" ) or the Alternative Reference Rates Committee convened by the Federal Reserve (“ARRC” XE "ARRC" ) or similar association or committee or successor thereto, (d) the single quarterly-pay reference rate that is used in calculating the interest rate of at least 50% of the par amount of floating rate notes priced or issued in the preceding three months in new issue collateralized loan obligation transactions or amendments of existing collateralized loan obligation transactions subject to reference rate-related supplemental indentures, (e) the single quarterly-pay reference rate that is used in calculating the interest rate of floating rate notes priced or issued in the preceding six months in at least ten new issue collateralized loan obligation transactions or amendments of existing collateralized loan obligation transactions subject to reference rate-related supplemental indentures and/or (f) with prior written notice to the Controlling Class, any other alternative base rate chosen by the Portfolio Manager unless a Majority of the Controlling Class objects in writing thereto within five Business Days of receipt of written notice thereof; provided that, such Alternative Rate shall be equal to or greater than 0.0%; and (y) all references herein to “Term SOFR” will mean such Alternative Rate selected by the Portfolio Manager.

“Reference Rate Floor Obligation” As of any date, a floating rate Collateral Obligation (a) for which the related Underlying Instruments allow a benchmark rate option, (b) that provides that such benchmark rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the benchmark rate for the applicable interest period for such Collateral Obligation and (c) that, as of such date, bears interest based on such benchmark rate option, but only if as of such date the benchmark rate for the applicable interest period is less than such floor rate.
“Refinancing”: The meaning specified in Section 9.2(b).
“Refinancing Proceeds”: With respect to any Refinancing, the Cash proceeds received by the Issuer therefrom.
“Register” and “Registrar”: The respective meanings specified in Section 2.6(a).
“Regulation D”: Regulation D, as amended, under the Securities Act.
“Regulation S”: Regulation S, as amended, under the Securities Act.
“Regulation S Global Note”: Any Note sold to a non-“U.S. person” that is a Qualified Purchaser in an “offshore transaction” (each as defined in Regulation S) in reliance on Regulation S and issued in the form of (i) a permanent global note or (ii) a Temporary Global Note.

“Reinvestment Overcollateralization Test”: A test that applies only on or after the last day of the Ramp-Up Period and during the Reinvestment Period, which test will be satisfied as of any Measurement Date if the Overcollateralization Ratio with respect to the Class C Notes as of such Measurement Date is at least equal to 118.1%.
“Reinvestment Period”: The period from and including the Closing Date to and including the earliest of (i) the October 20, 2022, (ii) the date of the acceleration of the Maturity of the Notes pursuant to Section 5.2, provided that, if any such acceleration is rescinded in accordance with the terms of this Indenture and notice is provided to the Rating Agencies, the Reinvestment Period may be reinstated by the Issuer (as directed by the Portfolio Manager), (iii) the end of the Collection Period related to a Redemption Date in connection with an Optional Redemption (other than in connection with a Refinancing or Partial Redemption by Refinancing) and (iv) the date on which the Portfolio Manager reasonably determines and notifies the Issuer, the Rating Agencies, the Trustee and the Collateral Administrator that it can no longer reinvest in additional Collateral Obligations in accordance with Section 12.2 or the Portfolio Management Agreement for a period of not less than 30 days.
“Reinvestment Target Par Balance”: As of any date of determination, an amount equal to the Aggregate Ramp-Up Par Amount minus (x) the amount of any reduction in the Aggregate Outstanding Amount of the Notes through the Priority of Distributions plus (y) the aggregate amount of Principal Proceeds that result from the issuance of any Additional Notes (after giving effect to such issuance of any Additional Notes).
“Securities Account Control Agreement”: The Securities Account Control Agreement dated as of the Closing Date among the Issuer, the Trustee and Wells Fargo Bank, National Association, as Custodian.
“Securities Act”: The United States Securities Act of 1933, as amended from time to time.
“Securities Intermediary”: The meaning specified in Article 8 of the UCC.
“Security Entitlement”: The meaning specified in Article 8 of the UCC.
“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest (other than a Closing Date Participation Interest).
“Senior Secured Loan”: Any assignment of, Participation Interest in or other interest in a Loan (other than a First-Lien Last-Out Loan) that (i) is secured by a first priority perfected security interest or lien on specified collateral (subject to customary exemptions for permitted liens, including, without limitation, any tax liens), (ii) has the most senior pre‑petition priority (including pari passu with other obligations of the obligor) in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings and (iii) by its terms is not permitted to become subordinate in right of payment to any other obligation of the obligor thereof.
“Senior Unsecured Loan”: Any assignment of or Participation Interest in or other interest in an unsecured Loan that is not subordinated to any other unsecured indebtedness of the obligor.

“SIFMA Website”: The internet website of the Securities Industry and Financial Markets Association, currently located at https://www.sifma.org/resources/general/holidayschedule, or such successor website as identified by the Portfolio Manager to the Trustee and the Calculation Agent.
“Similar Law”: Any local, state, federal or non-U.S. laws that are substantially similar to Section 406 of ERISA or Section 4975 of the Code.
“SOFR”: With respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s website.
“Solvency II Level 2 Regulation”: The meaning specified in the definition of “EU Retention Requirements”.
“Special Redemption”: The meaning specified in Section 9.7.
“Special Redemption Amount”: The meaning specified in Section 9.7.
“Special Redemption Date”: The meaning specified in Section 9.7.
“Specified DIP Amendment”: The meaning specified in Schedule 3.
“Specified Test Items”: The meaning specified in Section 7.17(c).
“Standby Directed Investment”: Wells Fargo Institutional Money Market Account (IMMA) (CUSIP 992925917).
“Stated Maturity”: With respect to any security, the maturity date specified in such security or applicable Underlying Instrument and, with respect to the Notes of any Class, the date specified as such in Section 2.3.
“Step-Down Obligation”: Any obligation (other than a ~~Libor~~Reference Rate Floor Obligation) the Underlying Instruments of which contractually mandate decreases in coupon payments or spread over time (in each case other than decreases that are conditioned upon an improvement in the creditworthiness of the obligor or changes in a pricing grid or based on improvements in financial ratios or other similar coupon or spread‑reset features).
“Step-Up Obligation”: Any obligation which provides for an increase, in the case of an obligation which bears interest at a fixed rate, in the per annum interest rate on such obligation or, in the case of an obligation which bears interest at a floating rate, in the spread over that applicable index or benchmark rate, solely as a function of the passage of time.
“Structured Finance Obligation”: Any obligation of a special purpose vehicle (other than the Notes or any other security or obligation issued by the Issuer) secured directly by, referenced to, or representing ownership of, a pool of receivables or other assets.

“Subordinated Interest”: An economic interest in the Issuer held by the Portfolio Manager, with respect to which interest amounts shall be distributed on each Distribution Date commencing with the second Distribution Date in arrears pursuant to Section 7 of the Portfolio Management Agreement and the Priority of Distributions, in an amount equal to 0.35% per annum (calculated on the basis of a 360 day year and the actual number of days elapsed during the applicable Collection Period) of the Basis Amount at the beginning of the Collection Period relating to such Distribution Date.
“Successor Entity”: The meaning specified in Section 7.10(a).
“Supermajority”: With respect to any Class of Notes, the Holders of at least 66⅔% of the Aggregate Outstanding Amount of the Notes of such Class.
“Surrendered Notes”: Any Notes or beneficial interests in Notes tendered by any Holder or beneficial owner, respectively, for cancellation by the Trustee in accordance with Section 2.10 without receiving any payment.
“Swapped Non-Discount Obligation”: Any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased with the proceeds of a sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase, will not be considered a Discount Obligation so long as such purchased Collateral Obligation (a) is purchased or committed to be purchased within fifteen (15) days of such sale, (b) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than 65.0% of its principal balance, (c) has an S&P Rating equal to or greater than the S&P Rating of the sold Collateral Obligation and (d) has a stated maturity equal to or shorter than the stated maturity of the sold Collateral Obligation; provided that, the Aggregate Principal Balance of all Collateral withholding tax liability imposed under Section 1446 of the Code) in an aggregate amount in any Collection Period in excess of U.S.$1,000,000.

“Temporary Global Note”: Any Note sold outside the United States to a non-“U.S. person” (as defined in Regulation S) that is a Qualified Purchaser in reliance on Regulation S and issued in the form of a temporary global security in definitive, fully registered form without interest coupons.
“Term SOFR”: The Term SOFR Reference Rate for the Designated Maturity on the applicable Interest Determination Date, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York time) on any Interest Determination Date the Term SOFR Reference Rate for the Designated Maturity has not been published by the Term SOFR Administrator and an Alternative Rate has not been selected pursuant to the terms thereof, then Term SOFR will be (x) the Term SOFR Reference Rate for the Designated Maturity as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for the Designated Maturity was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) Business Days prior to such Interest Determination Date or (y) if the Term SOFR Reference Rate cannot be determined in accordance with clause (x) of this proviso,

Term SOFR shall be the Term SOFR Reference Rate as determined on the previous Interest Determination Date.
“Term SOFR Administrator”: CME Group Benchmark Administration Limited, or a successor administrator of the Term SOFR Reference Rate selected by the Portfolio Manager with notice to the Trustee and the Collateral Administrator.
“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.
“Transaction Documents”: Collectively, this Indenture, the Portfolio Management Agreement, the Collateral Administration Agreement, the Placement Agreement, the Loan Sale Agreement, the Master Participation Agreement, the Retention Undertaking Letter and the Securities Account Control Agreement.
“Transaction Parties”: The Issuer, the Portfolio Manager, the Initial Purchaser, the Retention Holder, the Transferor, the Trustee and the Collateral Administrator.
“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.
“Transfer Certificate”: A duly executed certificate substantially in the form of the applicable Exhibit B.
“Trust Officer”: When used with respect to the Trustee or the Collateral Administrator, as applicable, any officer within the Corporate Trust Office (or any successor group of the Trustee or the Collateral Administrator) authorized to act for and on behalf of the Trustee or the Collateral Administrator, including any vice president, assistant vice president or officer of the Trustee or the Collateral Administrator customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject and in each case having direct responsibility for the administration of this Indenture.
“Trustee”: As defined in the first sentence of this Indenture.
“UCC”: The Uniform Commercial Code as in effect from time to time in the State of New York.
“Uncertificated Security”: The meaning specified in Article 8 of the UCC.
“Underlying Instrument”: The credit agreement or other agreement pursuant to which a Collateral Obligation has been created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.
“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Unsalable Asset”: (a) (i) A Defaulted Obligation, (ii) an Equity Security, (iii) an obligation received in connection with an Offer, in a restructuring or plan of reorganization with respect to the obligor, or (iv) any other exchange or any other security or debt obligation that is part of the Assets, in the case of (i), (ii) or (iii) in respect of which the Issuer has not received a payment in Cash during the preceding 12 months or (b) any Pledged Obligation identified in the certificate of the Portfolio Manager as having a Market Value of less than $1,000, in each case of (a) and (b) with respect to which the Portfolio Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such Pledged Obligation for at least 90 days and (y) in its commercially reasonable judgment such Pledged Obligation is not expected to be saleable for the foreseeable future.
“Unscheduled Principal Payments”: Any principal payments received with respect to a Collateral Obligation during and after the Reinvestment Period as a result of optional redemptions, exchange offers, tender offers, consents or other payments or prepayments made at the option of the issuer thereof.
“U.S. Dollar” or “$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.
“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the SIFMA Website.

calculated by assuming that any ~~Libor~~Reference Rate Floor Obligation bears interest at a rate equal to the stated interest rate spread over the ~~Libor interbank offered rate~~Term SOFR Reference Rate based index for such ~~Libor~~Reference Rate Floor Obligation and (ii) in calculating the S&P CDO Monitor Adjusted BDR, the Collateral Principal Amount will exclude Principal Proceeds on deposit in the Ramp-Up Account permitted to be designated as Interest Proceeds prior to the first Distribution Date.

“S&P Expected Portfolio Default Rate” means, with respect to all Collateral Obligations with an S&P Rating of “CCC-” or higher, (i) the sum of the product of (x) the Principal Balance of each such Collateral Obligation and (y) the S&P Default Rate divided by (ii) the aggregate principal balance for all such Collateral Obligations.
“S&P Industry Diversity Measure” means a measure calculated by determining the aggregate principal balance of the Collateral Obligations (with an S&P Rating of “CCC-” or higher) within each S&P Industry Classification in the portfolio, then dividing each of these amounts by the aggregate principal balance of the Collateral Obligations (with an S&P Rating of “CCC-” or higher) from all the S&P Industry Classifications in the portfolio, squaring the result for each industry, then taking the reciprocal of the sum of these squares.
“S&P Obligor Diversity Measure” means a measure calculated by determining the aggregate principal balance of the Collateral Obligations (with an S&P Rating of “CCC-” or higher) from each obligor and its affiliates, then dividing each such aggregate principal balance by the aggregate principal balance of Collateral Obligations (with an S&P Rating of “CCC-” or higher) from all the obligors in the portfolio, then squaring the result for each obligor, then taking the reciprocal of the sum of these squares.
“S&P Regional Diversity Measure” means a measure calculated by determining the aggregate principal balance of the Collateral Obligations (with an S&P Rating of “CCC-” or higher) within each S&P region set forth in S&P’s regions and associated countries table (see “CDO Evaluator 7.2 Parameters Required to Calculate S&P Global Ratings Portfolio Benchmarks,” or such other published table by S&P that the Portfolio Manager provides to the Collateral Administrator), then dividing each of these amounts by the aggregate principal balance of the Collateral Obligations (with an S&P Rating of “CCC-” or higher) from all S&P regions in the portfolio, squaring the result for each region, then taking the reciprocal of the sum of these squares.
“S&P Weighted Average Life” means, on any date of determination, a number calculated by determining the number of years between the current date and the maturity date of each Collateral Obligation (with an S&P Rating of “CCC-”or higher), multiplying each Collateral Obligation’s Principal Balance by its number of years, summing the results of all Collateral Obligations in the portfolio, and dividing such amount by the aggregate principal balance of all Collateral Obligations (with an S&P Rating of “CCC-” or higher).
“S&P Weighted Average Recovery Rate” means, as of any date of determination, the number, expressed as a percentage and determined for the Class A-1 Notes, obtained by summing the products obtained by multiplying the outstanding Principal Balance of each Collateral Obligation (excluding any Defaulted Obligation) by its corresponding recovery rate as determined in accordance with Part I of Schedule 3 hereto, dividing such sum by the aggregate principal